Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws

Amendment No. 78 dated February 11, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(79) to Post-Effective Amendment No. 393 to the Registrant’s registration statement on Form N-1A filed with the Securities and Exchange Commission on February 21, 2014 (Accession No. 0001193125-14-062904).

Amendment No. 79 dated April 10, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(80) to Post-Effective Amendment No. 414 to the Registrant’s registration statement on Form N-1A filed with the Securities and Exchange Commission on April 25, 2014 (Accession No. 0001193125-14-159471).